Exhibit 99.2

GNC Accelerates Store Optimization and Growth Strategies

Using Chapter 11 framework to right-size store portfolio and improve its capital structure

Pursues dual track restructuring for standalone plan or going concern sale process, with the support of certain of its secured lenders, an affiliate of its largest shareholder, Harbin Pharmaceutical Group Holding Co., Ltd., and GNC’s largest vendor and a joint venture partner, IVC

Obtains ~$130 million in committed additional liquidity from certain of its secured lenders in the form of new financing and loan amendments

Expects to emerge better positioned to meet the strong consumer demand for health and wellness products by executing on omnichannel and brand strategies

Business operations continue; all U.S. and international franchise partners and corporate entities outside North America are not included in Chapter 11 process

PITTSBURGH, June 23, 2020 – GNC Holdings Inc. (NYSE: GNC) (the “Company”), a leading global health and wellness brand, today announced that the Company, certain of its North American entities, certain of its secured lenders, and key stakeholders have reached an agreement to pursue a dual path process that will allow the Company to restructure its balance sheet and accelerate its business strategy through Chapter 11 of the U.S. Bankruptcy Code. GNC expects the Chapter 11 process will benefit its stakeholders and best position the Company for long-term success. U.S. and international franchise partners and all corporate operations in Ireland are separate legal entities and are not a part of the filing.

GNC and all of its subsidiaries remain open for business. Consumers will continue to have access to their favorite products as well as new, innovative brand solutions to meet their wellness goals wherever GNC products are sold. GNC continues to serve consumers through its retail stores in many areas and is offering safe and convenient curbside pick-up at shopping plaza locations. The Company also continues to provide solutions for its customers anytime at GNC.com.

Lender and Stakeholder Support to Enable a Swift, Orderly Process

Importantly, the overwhelming support of the Company’s creditors will enable GNC to emerge from this process expeditiously. GNC enters this dual path process with a signed restructuring support agreement (RSA) that is executed by more than 92% of Term Lenders and 87% of ABL FILO Lenders (collectively, the “Supporting Secured Lenders”). The Company and these Supporting Secured Lenders have reached an agreement on a pre-arranged standalone plan of reorganization.

Additionally, the Company, a significant majority of the Supporting Secured Lenders, and Harbin Pharmaceutical Group Holding Co., Ltd., an affiliate of GNC’s largest shareholder, have also just reached an agreement in principle for the sale of the Company’s business. The term sheet documenting that agreement outlines a $760 million purchase price for the sale transaction, which would be executed through a court-supervised auction process at which higher and better bids may be presented. The sale transaction is subject to mutually acceptable definitive documentation. In support of the proposed sale path, GNC has commenced a comprehensive marketing process for its business. If the sale transaction is timely consummated as outlined, it would be implemented instead of the standalone plan transaction.

GNC’s largest vendor and a joint venture partner, IVC, is working with the Company to ensure a continued supply of products to the Company and advance the proposed sale of GNC’s business.

With the support of its lenders and key stakeholders, the Company expects to confirm a standalone plan of reorganization or consummate a sale that will enable the business to exit from this process in the fall of this year.

GNC has secured approximately $130 million in additional liquidity through (i) a commitment from certain of its term lenders to provide $100 million in “new money” debtor-in-possession (DIP) financing and (ii) approximately $30 million to come from certain modifications to the existing ABL credit agreement. The Company is confident that between financing and cash flow from normal operations, and with the continued support of its largest vendor, GNC will meet its go-forward financial commitments as it works to achieve its financial objectives.

Accelerating Business and Brand Strategy to Evolve GNC for the Future

As outlined in both potential paths, the Company expects to use this process to improve its balance sheet and capital structure while continuing to advance its business strategy, right-size GNC’s corporate store portfolio, and strengthen its brands to protect the long-term sustainability of its business.

Over the past year, GNC has been executing a store portfolio optimization strategy to close underperforming stores, while continuing to invest in omnichannel and brand strategies to better meet consumer demand. This process will enable GNC to accelerate these strategies, including its store portfolio optimization. GNC expects to accelerate the closure of at least 800 to 1,200 stores. This acceleration will allow GNC to invest in the appropriate areas to evolve for the future, better positioning the Company to meet current and future consumer demand around the world.

GNC remains committed to delivering wellness solutions to its consumers through easier and enhanced options to live well, from a strong product pipeline to an improved e-commerce experience. The Company will be launching the option to buy-online-pick-up-in-store later this year and has a robust innovation pipeline of ingredients and products to bring to market over the next three years. With an 85-year history of science-backed innovation, the GNC brand remains a strong, trusted source for health and wellness products, which are increasingly important in today’s environment.

Additional Information

GNC’s case is being heard in the U.S. Bankruptcy Court for the District of Delaware. In the coming days, the Company expects to file in the applicable Canadian court seeking recognition of the U.S. Chapter 11 proceeding.

Additional information about the case and a current list of store closures can be found at GNC’s dedicated microsite, www.GNCevolution.com. Claims information can be found at https://cases.primeclerk.com/GNC.

GNC is advised in this process by Latham & Watkins LLP, FTI Consulting, and Evercore. The Company has retained the Bank of China Limited Macau Branch as debt advisor with respect to certain sale-related financing. An ad hoc group of Supporting Senior Lenders consisting of Term Lenders and ABL FILO Lenders is advised by Milbank LLP and Houlihan Lokey, and an ad hoc group of Supporting Senior Lenders consisting of ABL FILO Lenders is represented by Paul, Weiss, Rifkind, Wharton & Garrison, LLP and AlixPartners LLP. Harbin Pharmaceutical Group Holding Co., Ltd. is advised by White & Case LLP, Clifford Chance, and Junhe LLP.

About GNC

GNC Holdings, Inc. (NYSE: GNC) is a leading global health and wellness brand that provides high quality science-based products and solutions consumers need to live mighty, live fit, live long and live well.

The brand touches consumers worldwide by providing its products and services through company-owned retail locations, domestic and international franchise locations, digital commerce and strong wholesale and retail partnerships across the globe. GNC’s diversified, multi-channel business model has worldwide reach and a well-recognized, trusted brand. By combining exceptional innovation, product development capabilities and an extensive global distribution network, GNC manages a best in class product portfolio. As of March 31, 2020, GNC had approximately 7,300 locations, of which approximately 5,200 retail locations are in the United States (including approximately 1,600 Rite Aid licensed store-within-a-store locations) and the remainder are locations in approximately 50 countries.

Contacts:

Media:

Rachel Chesley / Rachel Rosenblatt

FTI Consulting

GNCComms@fticonsulting.com

Investors:

Matt Milanovich

GNC

Matthew-Milanovich@gnc-hq.com

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to GNC’s financial condition, results of operations and business that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding GNC’s strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain and subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other things: the highly competitive industry in which we operate; unfavorable publicity or consumer perception of our products; product innovation; our exploration of new strategic initiatives; our manufacturing operations; relationships with our vendors; our distribution network and inventory management; our ability to develop and maintain a relevant omni-channel experience for our customers; the performance of, and our relationships with, our franchisees; the location of our stores; availability of raw materials; risks related to COVID-19 (novel coronavirus) and its impacts on our markets (including decreased customer traffic at malls and other places our stores are located); general economic conditions; the risk of delays, interruptions and disruptions in our global supply chain, including disruptions in supply due to COVID-19 (novel coronavirus) or other disease outbreaks; material claims or product recalls; regulatory compliance; the value of our brand name; privacy protection and cyber-security; our current debt profile and risks related to our capital structure; possible joint ventures; our key executives and employees; insurance; the timing and outcome of the Chapter 11 cases and GNC’s filing for relief under Chapter 11; and tax rate risks. GNC undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a more detailed discussion of important factors that may materially affect such forward-looking statements, please refer to GNC’s Annual Report on Form 10-K for the year ended December 31, 2019 and GNC’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020.